SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                      ------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    April 18, 2001
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                            MERRILL LYNCH & CO., INC.
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             (Exact Name of Registrant as Specified in its Charter)

    Delaware                      1-7182                         13-2740599
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(State or Other                 (Commission                  (I.R.S. Employer
 Jurisdiction of                File Number)                 Identification No.)
 Incorporation)

4 World Financial Center, New York, New York                     10080
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(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:        (212) 449-1000
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         (Former Name or Former Address, if Changed Since Last Report.)



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Item 5.  Other Events
---------------------

Filed herewith is the Preliminary Unaudited Earnings Summary for the three months ended March 30, 2001 and supplemental quarterly information for Merrill Lynch & Co., Inc. ("Merrill Lynch"), as contained in a press release dated April 18, 2001. The results of operations set forth therein for such periods are unaudited. All adjustments, consisting only of normal recurring accruals that are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented, have been included. The nature of Merrill Lynch's business is such that the results for any interim period are not necessarily indicative of the results for a full year.

Preferred stockholders' equity, common stockholders' equity, long-term borrowings and preferred securities issued by subsidiaries as of March 30, 2001 were approximately $425 million, $19.5 billion, $73.4 billion, and $2.7 billion, respectively.

On April 18, Merrill Lynch reported first quarter net earnings of $874 million, 21% lower than the record $1.1 billion in the first quarter of 2000 and essentially unchanged from the fourth quarter of last year. Earnings per common share were $1.04 basic and $0.92 diluted, compared with $1.40 basic and $1.24 diluted in the 2000 first quarter and $1.07 basic and $0.93 diluted in the fourth quarter of 2000.

The pre-tax profit margin for the quarter was 21.0%, compared with 22.4% in the first quarter of 2000 and 20.9% in the fourth quarter of 2000. The annualized return on average common equity was approximately 18.4%.




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BUSINESS SEGMENT REVIEW:
------------------------

CORPORATE  AND  INSTITUTIONAL  CLIENT GROUP (CICG)
Despite challenging global equity markets, CICG achieved solid results including strong debt markets revenues. Underwriting revenues approached year-ago levels through Merrill Lynch's ability to structure and execute innovative solutions for clients. This performance demonstrated CICG's strength across industry sectors, products and regions.


o First-quarter pre-tax earnings were $979 million, down 19% from the record first quarter of 2000 and 35% higher than the fourth quarter of 2000. Net revenues declined 11% from the first quarter of 2000, to $3.2 billion, while CICG's pre-tax margin in the quarter was 30.2%, compared with 33.1% in the 2000 first quarter.

o Merrill Lynch retained its position as the leading global underwriter of total debt and equity securities, with an increased first-quarter market share of 13.0%, according to Thomson Financial Securities Data.

o Merrill Lynch continued to demonstrate strength in equity origination, ranking #2 in global equity and equity-linked products with a 15.2% market share for the first quarter. Merrill Lynch's position in these markets was driven primarily by innovation and leadership in equity-linked products, and by the strength of its global distribution capabilities in difficult markets. In equity-linked products, Merrill Lynch topped the global rankings with a 23.0% market share.

o In equity trading, reduced retail order flow and spread compression resulting from declining stock prices contributed to a significant reduction in net revenues from the year-ago quarter. First quarter equity trading net revenues were higher than the fourth quarter due to increased activity in equity derivative and other equity-linked products. Debt markets trading net revenues were strong in the first quarter, driven by improved trading results in derivatives and government bonds.

o Although the value of announced mergers and acquisitions transactions fell significantly from year-ago levels, Merrill Lynch captured a greater share of global business during the quarter ranking #2, according to Thomson Financial Securities Data.

PRIVATE  CLIENT  GROUP
Private Client faced difficult market conditions as individual investor activity continued to decline. The impact of declining transaction revenues was mitigated by a slower reduction in fees from asset-priced services. Actions initiated in the second half of


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2000 in the U.S. to reduce expenses further limited the impact of lower revenues on earnings. Net new money flows remained strong during the quarter.

o First-quarter pre-tax earnings were $355 million, 27% lower than the first quarter of 2000 and 26% lower than the 2000 fourth quarter. Reduced transaction volumes and a reduction in demand for equity and related products constrained revenues. Total private client net revenues declined 20% from the 2000 first quarter, to $2.7 billion. The pre-tax margin was 13.1%. A continuing trend of the past three quarters has been relatively strong performance in the U.S. offset by weaker results outside the U.S.

o In the U.S., cost-reduction actions, including outsourcing, reduced the impact of declining revenues on earnings. In the U.S., Private Client's pre-tax margin was 16.4%, over two points higher than in the first quarter of 2000, with pre-tax earnings only 2% lower than the first quarter last year.

o Compared with the year-ago quarter, Private Client revenues declined more sharply outside the U.S. due to a greater reduction in transaction volumes and significantly lower demand for new equity and mutual fund products.
     Additionally, the Private Client business outside the U.S. currently generates a lower proportion of recurring revenues than the U.S. business. First quarter 2000 results also included a one-time benefit from the sale of business interests in Puerto Rico.

o With market valuations declining and adverse foreign exchange translation, assets in client accounts declined 13% from a year ago to $1.6 trillion, including $1.4 trillion of assets in private client accounts. Net new money flows into private client accounts totaled $28 billion. Assets in asset-priced accounts were $193 billion, 5% lower than the year-ago first quarter. U.S. bank deposits grew $11 billion from the end of 2000, to $66 billion.

o In the U.S., the Merrill Lynch Financial Advisory Center began to enroll clients. This service initiative, tailored to the needs of clients with smaller accounts, is garnering a positive response from clients and financial advisors.

o Merrill Lynch's worldwide financial advisors totaled 19,400, down from 20,200 at year-end as a result of normal attrition, slower hiring, and the consolidation or sale of selected Private Client offices.

MERRILL LYNCH INVESTMENT MANAGERS (MLIM)
MLIM continued to produce solid investment performance. One-year performance records for 77% of retail assets were above median and for 57% of institutional assets were above benchmark. MLIM's results in the quarter were affected by a market-driven decline in assets under management, which more than offset net new money flows.


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o    First-quarter  pre-tax  earnings were $98 million,  5% below the 2000 first quarter and 36% lower than the fourth quarter of 2000. Net revenues declined by 7% from the first quarter of 2000 to $568 million, driven primarily by the market impact on assets under management. The impact of market depreciation on MLIM's revenues was accentuated by the absence of fees on retail money funds, which are included in the results of the Private Client Group. Performance fee revenues were also lower in the first quarter than in either the first or fourth quarters of 2000; the decline from the fourth quarter reflects usual seasonality. MLIM's first quarter 2001 pre-tax margin was 17.3%, compared with 16.8% in the year-ago quarter.

o MLIM's improved pre-tax margin since the year-ago quarter, despite lower assets under management, reflects a reduction in expenses over the period, including the completion of amortization of stock awards related to the acquisition of Mercury Asset Management and the benefit of outsourcing U.S. mutual fund accounting.

o Assets under management totaled $525 billion at the end of the first quarter, including $7 billion of net new money flows during the quarter after adjusting for money flows to U.S. bank deposits. This marks the sixth consecutive quarter of positive flows into assets under management, and the second consecutive quarter in which net flows were positive in all regions.

FIRST-QUARTER INCOME STATEMENT REVIEW:
--------------------------------------

REVENUES

Net revenues were $6.4 billion, 15% lower than the 2000 first quarter and 3% above the fourth quarter of 2000.

Commission revenues were $1.5 billion, down 30% from the 2000 first quarter and 3% lower than the fourth quarter of 2000, due primarily to a global decline in client transaction volumes, particularly in equities and mutual funds. Over the past year, commission revenues have also been negatively impacted as clients have opened asset-priced accounts, paying fees in place of commissions.

Principal transaction revenues decreased 15% from the first quarter of 2000 and increased 39% from the fourth quarter of 2000, to $1.7 billion. The decrease from the year-ago quarter reflects significantly lower revenues from equities and equity derivatives, partially offset by improved debt markets trading revenues. The increase from the fourth quarter primarily reflects improved debt revenues, including the impact of the sale of certain energy-trading assets.


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Underwriting  revenues were $629 million, 6% lower than the first quarter a year ago and 7% below the fourth quarter of 2000, as a decline in equity underwriting revenues more than offset gains in debt underwriting. Strategic advisory revenues declined 13% from the 2000 first quarter, to $284 million, due to a decline in completed merger and acquisition transactions after a particularly strong fourth quarter.

Asset management and portfolio service fees were essentially unchanged from the first quarter of 2000 and 6% lower than the fourth quarter of 2000, at $1.4 billion. The decrease from the fourth quarter reflects the impact of market-driven declines in the value of assets under management and assets in asset-priced accounts since year-end. The unchanged year-over-year comparison masks an overall increase in Merrill Lynch's recurring revenues as interest-bearing deposits in U.S. banks have grown by $59 billion over the twelve months, reducing fee-generating retail money market funds.

Other revenues were $164 million, down $85 million from the 2000 first quarter as a result of lower gains on investments.

Net interest profit was $725 million, up $34 million from the first quarter of 2000 due primarily to growth in deposits and the related investment portfolios at Merrill Lynch's U.S. banks.

EXPENSES

Compensation and benefits expenses decreased 17% from the 2000 first quarter to $3.2 billion, as a result of reduced profitability. Compensation and benefits expenses were 50.5% of net revenues for the first quarter of 2001, down from 52.1% in the first quarter of 2000 and in line with the fourth quarter of 2000.

Non-compensation expenses were down 5% from the 2000 first quarter and up 2% from the fourth quarter of 2000.

Details on changes in non-compensation expenses from the first quarter of 2000 include:

o communications and technology expenses were $598 million, up 2% due to higher technology equipment costs;

o occupancy and related depreciation was $270 million, 7% higher principally due to increased depreciation expense;

o advertising and market development expenses declined 15% to $208 million, due to continued lower levels of advertising spending, in line with the second half of 2000;



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o    brokerage,  clearing,  and exchange fees were $235  million,  approximately equal to the year-ago quarter;

o professional fees decreased 9% to $134 million, due primarily to reduced spending on legal and consulting services;

o goodwill amortization was essentially unchanged at $52 million in the first quarter of 2001; and,

o other expenses were $334 million, down 17% due to a reduction in provisions for various business matters.

Merrill Lynch's effective tax rate was 31.7%.

STAFFING
--------

Merrill Lynch's global full-time employees totaled 70,300 at the end of the quarter. The decline of 1,700 since year-end 2000 is due primarily to the implementation of various strategic outsourcing initiatives announced during 2000, the sale or closing of selected private client offices, normal levels of attrition and reduced hiring. Merrill Lynch continues to selectively hire talented professionals into each of its businesses.

            *                *                 *                 *

Merrill Lynch may make or publish forward-looking statements about management expectations, strategic objectives, business prospects, anticipated financial performance, and other similar matters. A variety of factors, many of which are beyond Merrill Lynch's control, could cause actual results and experience to differ materially from the expectations expressed in these statements. These factors include, but are not limited to, financial market volatility, actions and initiatives by current and potential competitors, the effect of current and future legislation or regulation, and additional factors described in Merrill Lynch's 2000 Annual Report on Form 10-K, which is available at the SEC's website, www.sec.gov. Merrill Lynch undertakes no responsibility to update or revise any forward-looking statements.



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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         (c)  Exhibits
              --------

              (99)   Additional Exhibits

                     (i) Preliminary Unaudited Earnings Summary for the three months ended March 30, 2001 and supplemental information.




Item 9.  Regulation FD Disclosure
---------------------------------

As described in Merrill Lynch's Form 8-K dated April 11, 2001, a conference call to review Merrill Lynch's operating results took place on April 18, 2001 and was available to the general public via a live audio webcast at www.ir.ml.com. Replay of the conference call will be available at the same web address.



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                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                  MERRILL LYNCH & CO., INC.
                                            ------------------------------------
                                                        (Registrant)





                                            By: /s/ Thomas H. Patrick
                                            ------------------------------------
                                                    Thomas H. Patrick
                                                    Executive Vice President and
                                                    Chief Financial Officer


Date:    April 18, 2001



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                                  EXHIBIT INDEX
                                  -------------



Exhibit No.    Description                                               Page
-----------    -----------                                               ----

(99)           Additional Exhibits

               (i)  Preliminary  Unaudited Earnings Summary for the      11-15
                    three months ended March 30, 2001 and supplemental information.



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